Exhibit 99.1

Equinix to Expand into Chile and Peru with US$705 Million Acquisition of 4 Entel Data Centers

Entry into growing data center and cloud hub to accelerate digital transformation opportunities for local businesses and multinational companies

REDWOOD CITY, Calif., March 18, 2022 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company™, today announced its planned expansion into Chile and Peru through its intended acquisition of four data centers from Empresa Nacional De Telecomunicaciones S.A. ("Entel"), a leading Chilean telecommunications provider, for an enterprise value of approximately US$705 million. The acquisition is expected to close in Q2 of 2022, subject to the satisfaction of customary closing conditions, and is expected to be immediately accretive to Equinix's adjusted funds from operations (AFFO) per share upon close, excluding integration costs. The transaction includes three data centers in Chile; the transaction may also include one data center in Peru pending finalization of a definitive agreement.

Chile is the fourth-largest economy in South America, with the highest GDP per capita in the region. Santiago is emerging as a technology hub in South America, serving both regional cloud and content demand as well as local enterprises. According to IDC, enterprise edge spending in Latin America is expected to reach $8.573 billion by 2024, and in Chile it is anticipated to grow by double digits in the same period. Furthermore, between 2020 and 2024, IDC anticipates that cloud spending in Chile will increase 34.6%.1

When closed, the transaction will expand Equinix's coverage in this strategic market, solidifying its leadership as the top regional provider of digital infrastructure services. With three data center sites in Santiago, Chile, the transaction also includes significant expansion capacity for future growth in Santiago, allowing Equinix to support both immediate and future growth in the region. Under the terms of the agreement, Equinix and Entel have agreed to form a strategic partnership to enable enterprises in Chile and Peru to leverage hybrid multicloud solutions to accelerate their digital transformation.

Charles Meyers, President and CEO, Equinix:
"Latin America holds enormous potential, and our commitment to the region has exponentially grown since we entered back in 2011," said Charles Meyers, President and CEO, Equinix. "Chilean, Peruvian and multinational companies are thirsting for the digital infrastructure required to thrive in today's economy; with today's expansion, we're broadening digital access and accelerating digital transformation across Latin America, while supporting growth in a responsible and sustainable manner."

Key facts

  The four facilities generate approximately US$53 million of annualized revenue and represent a purchase multiple of approximately 23x EV / 2021 adjusted EBITDA including Equinix SG&A expenses. The acquisition is expected to be AFFO per share accretive upon close, excluding integration costs.

  Approximately 120 Entel employees and contractors are expected to become Equinix employees or contractors under the terms of the agreement.

  The more than 100 Entel customers currently operating in the four data centers will become Equinix customers, with more than 75 of these representing net-new customers. The acquired customers comprise a diversity of sectors and include over 20 network service providers (NSPs) and a strong financial services ecosystem, with leading local and global players.

  The three data centers in Chile are located in the metropolitan area of Santiago and have different strategic characteristics.
    The Ciudad de los Valles location is the largest multitenant data center in Santiago, with ample expansion opportunities.
    The downtown Santiago site is a network-dense facility, adjacent to the Entel Tower, a key IX facility in the market, and close to the city government center, within a heightened security environment.
    The facility in Longovilo is strategically located away from the city center to meet the backup and disaster recovery needs from financial institutions.
    In addition, the Peruvian data center is a well-established Tier III site located in Lima, the capital of Peru.

  Chile also has access to non-conventional renewable energy (NCRE) such as solar, hydro and wind, which not only offsets data center operating costs but significantly contributes toward carbon neutrality. Access to renewable energy has been a fundamental element of Equinix's long-term sustainability strategy, and further supports our local and international customers' sustainability goals. Equinix is targeting to reach 100% renewable energy by 2030, fulfilling its commitment to RE100.

  By expanding its platform to the Southern Cone, Equinix will extend its presence to five countries in Latin America, including Brazil, Chile, Colombia, Mexico and Peru, operating 15 International Business Exchange™ (IBX®) data centers in seven metros. Additionally, the company will be present in all the countries of the Pacific Alliance, a trade block formed by Chile, Colombia, Mexico and Peru that aims to integrate these markets and achieve free mobility of goods, services, resources and people. Since 2011, when Equinix first entered the region, it has invested approximately US$1.2 billion in its Latin America operations.

  Citi served as exclusive financial advisor to Equinix in connection with this transaction.

Additional Quotes

Antonio Büchi, CEO, Entel
"This strategic partnership with Equinix, a world leading digital infrastructure company, allows us to focus our resources on businesses that add value to our customers. Entel has transformed over the years, and this partnership, which is more than an infrastructure transaction, is intended to set an important milestone in our strategic plan to extend our offerings into delivering digital services and provide expertise with new solutions that will accelerate our client's digital transformation."

Jon Lin, Executive Vice President and General Manager, Data Center Services & President, Americas (Interim), Equinix
"This is an exciting time for Latin America. The growth Chile and Peru are experiencing is driving and expanding a new set of requirements around data center and cloud connectivity. With these new sites, businesses in this region as well as multinationals will be able to operate on an expanded global interconnection platform to process, store, interconnect and distribute larger volumes of latency-sensitive data and applications at the digital edge, closer to end users and local markets."

¹ "IDC Chile: Investment in Edge Technologies will grow in double digits by 2024," IDC, May 27, 2021.

About Equinix
Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of data centers from Entel, including the data center in Peru for which agreement is still pending, the expected benefits from the acquisition and the expected timing for closing the acquisition. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic, unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including the data centers we may acquire from Entel; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the Entel data centers; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those acquired from Entel; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

CONTACT: Michelle Lindeman, mlindeman@equinix.com